Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of November 23, 2009 is by and among BENIHANA INC., a Delaware corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the banks and certain financial institutions party hereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to that certain Credit Agreement dated as of March 15, 2007 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have delivered the Officer’s Certificate for the fiscal quarter ended October 11, 2009 demonstrating that the Credit Parties are not in compliance with the Leverage Ratio financial covenant set forth in Section 7.11(b) of the Credit Agreement (the “Acknowledged Event of Default”);

WHEREAS, the Credit Parties have requested the Required Lenders (a) waive the Acknowledged Event of Default and (b) amend certain provisions of the Credit Agreement;

WHEREAS, the Required Lenders are willing to (a) waive the Acknowledged Event of Default and (b) make such amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1           Waiver of Acknowledged Event of Default.  Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive, on a one-time basis, the Acknowledged Event of Default.

1.2           Effectiveness of Waiver.  This waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default other than as specifically waived herein nor as a waiver of any breach or default of which the Lenders have not been informed by the Borrower, (b) affect the right of the Lenders to demand compliance by the Borrower with all terms and conditions of the Credit Agreement, except as specifically modified or waived by this Amendment, (c) be deemed a waiver of any transaction or future action on the part of the Borrower requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default (other than the Acknowledged Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENTS

2.1           New Definitions.  The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Debt Issuance” shall mean the issuance of any Indebtedness by any Credit Party or any of its Subsidiaries (excluding any Equity Issuance or any Indebtedness of any Credit Party and its Subsidiaries permitted to be incurred pursuant to Sections 8.1(a)-(e), (g)-(h) hereof).

“Equity Issuance” shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party or a Subsidiary of (a) shares or interests of its Capital Stock, (b) its Capital Stock pursuant to the exercise of options or warrants or similar rights, (c) any shares or interests of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) warrants or options or similar rights that are exercisable or convertible into shares or interests of its Capital Stock.  The term “Equity Issuance” shall not include (i) any Asset Disposition, (ii) any Debt Issuance or (iii) any issuance of Capital Stock pursuant to (A) the Borrower’s 2007 Equity Incentive Plan or any other equity incentive plan or equity awards or arrangements or (B) a stockholder rights plan (i.e. “poison pill” plan), in an aggregate amount not to exceed $1,000,000 during the term of this Agreement.

“Flood Hazard Property” shall mean any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Fourth Amendment Effective Date” shall mean November 23, 2009.

“Haru Litigation” shall mean that certain litigation against certain Credit Parties brought by the former minority stockholders of Haru Holding Corp. relating to a one-time put option to sell such former minority stockholders’ shares of Haru Holding Corp.

“Mortgage Instrument” shall mean any mortgage, deed of trust or deed to secure debt executed by a Credit Party in favor of the Agent, for the benefit of the Lenders, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Mortgage Policy” shall mean, with respect to any Mortgage Instrument, an ALTA mortgagee title insurance policy issued by a title insurance company (the “Title Insurance Company”) selected by the Borrower and reasonably satisfactory to the Agent in an amount reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent.

“Mortgaged Property” shall mean any owned real property of a Credit Party listed on Schedule 6.28 and any other owned property of a Credit Party that is encumbered by a Mortgage Instrument in favor of the Agent in accordance with the terms of this Agreement.

“Title Insurance Company” shall have the meaning set forth in the definition of “Mortgage Policy”.

2.2           Amendment to Definition of Applicable Margin.  The definition of the term “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 3.5(a) and the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate Applicable Margin set forth below:

Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Revolver Commitment Fee	Standby Letter of Credit Fee
4.75%	3.75%	0.25%	4.75%

2.3           Amendment to Definition of Collateral Documents.  The definition of the term “Collateral Documents” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, any Mortgage Instruments and such other documents executed and delivered in connection with the attachment and perfection of the Agent’s security interests and liens arising thereunder, including without limitation, UCC financing statements and patent, trademark and copyright filings.

2.4           Amendment to Definition of Consolidated EBIT.  The definition of the term “Consolidated EBIT” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBIT” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Accrued Interest Expense for such period, (ii) Consolidated Taxes, (iii) non-cash stock-based compensation, all as determined in accordance with GAAP, (iv) non-recurring charges paid or payable as a result of adjudication of the Haru Litigation, in each case as determined in accordance with GAAP and (v) one-time fees, costs and expenses associated with the pledge of the Mortgaged Properties in an aggregate amount not to exceed $500,000.

2.5           Amendment to Definition of Eurodollar Market Index Rate.  The definition of the term “Eurodollar Market Index Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Eurodollar Market Index Rate” means, for any day, the rate for one month U.S. dollar deposits, as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Agent from another recognized source or interbank quotation). Notwithstanding the foregoing, for purposes of this Agreement, the Eurodollar Market Index Rate shall in no event be less than 1.00% at any time.

2.6           Amendment to Definition of Eurodollar Rate.  The definition of the term “Eurodollar Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

 “Eurodollar Rate” means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the London Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.  Notwithstanding the foregoing, for purposes of this Agreement, the Eurodollar Rate shall in no event be less than 1.00% at any time.

2.7           Amendment to Definition of Net Cash Proceeds.  The definition of the term “Net Cash Proceeds” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Net Cash Proceeds” means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition, Equity Issuance or Debt Issuance and (c) in the case of an Asset Disposition only, any amounts payable in respect of Indebtedness which is secured by, or otherwise related to, any Property which is the subject thereof to the extent such Indebtedness and any payments in respect thereof are paid with a portion of the proceeds therefrom.

2.8           Amendment to Definition of Revolving Committed Amount.  The definition of the term “Revolving Committed Amount” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“Revolving Committed Amount” shall mean (a) from the Fourth Amendment Effective Date through July 17, 2010, $40,500,000, (b) from July 18, 2010 through January 1, 2011, $37,500,000 and (c) from January 2, 2011 and thereafter, $32,500,000.

2.9           Amendment to Section 2.4.  Section 2.4 of the Credit Agreement is hereby deleted in its entirety.

2.10         Amendment to Section 3.3(b).  Section 3.3(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)           Mandatory Prepayments.

(i)           Revolving Committed Amount.  If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the applicable Revolving Loans or (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

(ii)           Asset Dispositions.  Immediately upon the occurrence of any Asset Disposition other than an Excluded Asset Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition (such prepayment to be applied as set forth in clause (v) below); provided, however, that no mandatory prepayment hereunder shall be required with respect to Net Cash Proceeds received from non-real estate Asset Dispositions if, (A) in any two year period the total aggregate amount of Net Cash Proceeds received from Asset Dispositions does not exceed $10,000,000; it being expressly agreed that any mandatory prepayment that is required after giving effect to the terms of this subclause (A) shall equal the amount by which such Net Cash Proceeds exceeds $10,000,000 for such two year period, or (B) the Borrower delivers to the Agent a certificate stating that the Credit Parties intend to use such Net Cash Proceeds to acquire like assets useful to the business of the Credit Parties within 730 days of the receipt of such Net Cash Proceeds, it being expressly agreed that Net Cash Proceeds not so reinvested and in excess of the available basket set forth in subclause (A) hereof shall be applied to prepay the Loans and/or cash collateralize the LOC Obligations immediately thereafter (such prepayment to be applied as set forth in clause (v) below).

(iii)          Debt Issuances.  Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (such prepayment to be applied as set forth in clause (v) below).

(iv)          Issuances of Equity.  Immediately upon receipt by any Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

 (v)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations; (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii)-(iii), to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied pursuant to this clause (B)) and (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(iv), to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to 25% of the amount applied pursuant to this clause (C)).  Within the parameters of the applications set forth above, prepayments shall be applied first to Eurodollar Market Index Rate Loans, second to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.  All prepayments under this Section 3.3(b) shall be subject to Section 3.12.

2.11           Amendment to Section 6.  Section 6 of the Credit Agreement is hereby amended by adding the following Sections to the end of Section 6 to read as follows:

6.28         Owned Properties.

Set forth on Schedule 6.28, as of the Fourth Amendment Effective, is a list of all owned real properties of the Credit Parties.

6.29         Regulation H.

No Mortgaged Property is a Flood Hazard Property unless the Agent shall have received the following: (a) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) copies of insurance policies or certificates of insurance of the applicable Credit Party evidencing flood insurance reasonably satisfactory to the Agent and naming the Agent as loss payee on behalf of the Lenders.

2.12         Amendment to Section 7.1.  Section 7.1 of the Credit Agreement is hereby amended by (1) amending and restating clause (g) and (2) adding the following clauses (m) and (n) to the end of such Section, in each case to read as follows:

(g)           Monthly Financial Statements.  As soon as available, and in any event within thirty (30) days after the close of each fiscal month of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal month, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal month in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of a Responsible Officer to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

(m)           Management Narratives.  Management narratives, discussion and analysis along with each of the applicable financial statements provided in connection with Sections 7.1(a), 7.1(b) and 7.1(g) above.

(n)           Calculations.  At the time of delivery of the financial statements provided for in Section 7.1(a) above, a certificate of a Responsible Officer detailing the amount of Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

2.13         Amendment to Section 7.11.  Section 7.11(a) and Section 7.11(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(a)           Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties for each date of determination occurring during each of the periods listed below, shall be greater than or equal to the following:

Period	Ratio
Fourth Amendment Effective Date through and including the Borrower’s 2011 first fiscal quarter end	1.10 to 1.0
The Borrower’s 2011 second fiscal quarter end and thereafter	1.35 to 1.0

(b)           Leverage Ratio.  The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties for each date of determination occurring during each of the periods listed below, shall be less than or equal to the following:

Period	Ratio
Fourth Amendment Effective Date through and including the Borrower’s 2011 first fiscal quarter end	5.00 to 1.0
The Borrower’s 2011 second fiscal quarter end through and including the Borrower’s 2011 third fiscal quarter end	4.50 to 1.0
The Borrower’s 2011 fourth fiscal quarter end and thereafter	4.00 to 1.0

2.14         Amendment to Section 7.13.  Section 7.13 of the Credit Agreement is hereby amended by adding the following paragraph to the end of such Section to read as follows:

To the extent otherwise permitted hereunder, if any Credit Party acquires a fee ownership interest in any real property (“Real Estate”) after the Closing Date, it shall provide to the Agent promptly (i) such security documentation as the Agent may request to cause such Real Estate to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Agent and (ii) such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, title insurance policies, surveys, appraisals, environmental reports and opinions of counsel, all in form and substance reasonably satisfactory to the Agent.

2.15         Amendment to Section 7.15.  Section 7.15 of the Credit Agreement is hereby amended by adding a new clause (e) to the end of such Section to read as follows:

(e)           Real Property Collateral.  By January 31, 2010 (or such extended period of time as agreed to by the Agent), the Agent shall have received, in form and substance satisfactory to the Agent:

(i)           evidence as to (1) whether any Mortgaged Property is a Flood Hazard Property and (2) if any Mortgaged Property is a Flood Hazard Property, (x) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (y) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Agent (I) as to the fact that such Mortgaged Property is a Flood Hazard Property and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Credit Parties and their Subsidiaries evidencing flood insurance reasonably satisfactory to the Agent and naming the Agent as loss payee on behalf of the Lenders; and

(ii)           fully executed and notarized Mortgage Instruments encumbering the Mortgaged Properties as to properties owned by the Credit Parties.

(iii)         a title report in respect of each of the Mortgaged Properties;

(iv)          with respect to each Mortgaged Property, a Mortgage Policy assuring the Agent that the Mortgage Instrument with respect to such Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

(v)           maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to each of the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to each of the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2005, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following:  (1)  the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (2) the lines of streets abutting the sites and width thereof; (3) all access and other easements appurtenant to the sites necessary to use the sites; (4) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (5) any encroachments on any adjoining property by the building structures and improvements on the sites; and (6) if the site is described as being on a filed map, a legend relating the survey to said map;

(vi)          third-party environmental reviews, to be obtained by the Agent, of all owned Mortgaged Properties, including but not limited to Phase I environmental assessments, together with (if generally available) reliance letters in favor of the Lenders;

(vii)         to the extent requested by the Agent, opinions of counsel to the Credit Parties for each jurisdiction in which the Mortgaged Properties are located;

(viii)        to the extent available, zoning letters from each municipality or other Governmental Authority for each jurisdiction in which the Mortgaged Properties are located; and

(ix)          an appraisal, obtained by the Agent, of each owned Mortgaged Property.

2.16         Amendment to Section 8.9.  Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Credit Parties will not permit any Consolidated Party to change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders; provided, however, that Borrower may so amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) to change the amount of shares of Capital Stock authorized for issuance thereunder and to effect any other amendment, modification or change thereto which does not have an adverse effect on the Lenders.

2.17         Amendment to Section 9.1(c)(i).  Section 9.1(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)           default in the performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.13, 7.15 or 8.1 through 8.13, inclusive;

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Agent):

(a)           Executed Amendment.  The Agent shall have received a copy of this Amendment duly executed by (i) each of the Credit Parties, (ii) the Agent and (iii) the Required Lenders.

(b)           Default.  No Default or Event of Default shall exist.

(c)           Amendment Fee.  The Agent shall have received from the Borrower for the account of the Lenders an amendment fee in the amount of $150,000.

(d)           Fees and Expenses.  The Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

ARTICLE IV
MISCELLANEOUS

4.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended previously and as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be effective only to the extent specifically set forth herein and shall not, except as specifically consented to or waived by this Amendment, (a) be construed as a waiver of any breach or default whether or not the Lenders have been informed thereof, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

4.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)           After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)           The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)           The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5           Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Agent’s legal counsel.

4.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

4.7           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

4.10         GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

4.11         Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12         General Release.  In consideration of the Agent, on behalf of the Lenders, entering into this Amendment, each Credit Party hereby releases the Agent, the Lenders, and the Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

4.13         Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.10, 11.16 and 11.18 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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BENIHANA INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:		BENIHANA INC.,
a Delaware corporation

	By:	/s/ Juan C. Garcia
Juan C. Garcia
President
GUARANTORS:
1501 BROADWAY RESTAURANT CORP.,
a New York corporation
BENIHANA BETHESDA CORP.,
a New York corporation
BENIHANA BRICKELL STATION CORP.,
a Delaware corporation
BENIHANA BROOMFIELD CORP.,
a Delaware corporation
BENIHANA CARLSBAD CORP.,
a Delaware corporation
BENIHANA CHANDLER CORP.,
a Delaware corporation
BENIHANA CHICAGO CORP.,
a Delaware corporation
BENIHANA ENCINO CORP.,
a California corporation
BENIHANA INTERNATIONAL, INC.,
a Delaware corporation
BENIHANA LINCOLN ROAD CORP.,
a Florida corporation
BENIHANA LOMBARD CORP.,
an Illinois corporation
BENIHANA MARINA CORP.,
a California corporation
BENIHANA MONTEREY CORPORATION,
a Delaware corporation
BENIHANA NATIONAL CORP.,
a Delaware corporation
BENIHANA NATIONAL OF FLORIDA CORP.,
a Delaware corporation
BENIHANA NEW YORK CORP.,
a Delaware corporation
BENIHANA ONTARIO CORP.,
a Delaware corporation
BENIHANA ORLANDO CORP.,
a Delaware corporation

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BENIHANA INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

BENIHANA PLYMOUTH MEETING CORP.,
a Delaware corporation
BENIHANA OF PUENTE HILLS CORP.,
a Delaware corporation
BENIHANA SCHAUMBURG CORP.,
a Delaware corporation
BENIHANA SUNRISE CORPORATION,
a Delaware corporation
BENIHANA TUCSON CORP.,
a Delaware corporation
BENIHANA WESTBURY CORP.,
a Delaware corporation
BENIHANA WESTWOOD CORP.,
a Delaware corporation
BENIHANA WHEELING CORP.,
a Delaware corporation
BIG SPLASH KENDALL CORP.,
a Delaware corporation
HARU AMSTERDAM AVENUE CORP.,
a New York corporation
HARU FOOD CORP.,
a New York corporation
HARU GRAMERCY PARK CORP.,
a New York corporation
HARU HOLDING CORP.,
a Delaware corporation
HARU PARK AVENUE CORP.,
a Delaware corporation
HARU PHILADELPHIA CORP.,
a Delaware corporation
HARU PRUDENTIAL CORP.,
a Delaware corporation
HARU THIRD AVENUE CORP.,
a New York corporation
HARU TOO, INC.,
a New York corporation
HARU WALL STREET CORP.,
a Delaware corporation
MAXWELL’S INTERNATIONAL INC.,
a Delaware corporation
NOODLE TIME, INC.,
a Florida corporation
RA AHWATUKEE RESTAURANT CORP.,
a Delaware corporation
RA FASHION VALLEY CORP.,
a Delaware corporation
RA KIERLAND RESTAURANT CORP.,
a Delaware corporation
RA SCOTTSDALE CORP.,
a Delaware corporation

[signature pages continue]

BENIHANA INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

RA TEMPE CORP.,
a Delaware corporation
RA SUSHI BALTIMORE CORP.,
a Delaware corporation
RA SUSHI CHICAGO CORP.,
a Delaware corporation
RA SUSHI CORONA CORP.,
a Delaware corporation
RA SUSHI DENVER CORP.,
a Delaware corporation
RA SUSHI GLENVIEW CORP.,
a Delaware corporation
RA SUSHI HUNTINGTON BEACH CORP.,
a Delaware corporation
RA SUSHI HOLDING CORP.,
a Delaware corporation
RA SUSHI LAS VEGAS CORP.,
a Nevada corporation
RA SUSHI LOMBARD CORP.,
a Delaware corporation
RA SUSHI MESA CORP.,
a Delaware corporation
RA SUSHI PALM BEACH GARDENS CORP.,
a Delaware corporation
RA SUSHI SAN DIEGO CORP.,
a Delaware corporation
RA SUSHI SOUTH MIAMI CORP.,
a Delaware corporation
RA SUSHI TORRANCE CORP.,
a Delaware corporation
RA SUSHI TUCSON CORP.,
a Delaware corporation
RA SUSHI TUSTIN CORP.,
a Delaware corporation
RA SUSHI WESTWOOD CORP.,
a Delaware corporation
RUDY’S RESTAURANT GROUP, INC.,
a Nevada corporation
TEPPAN RESTAURANTS LTD.,
an Oregon corporation
THE SAMURAI, INC.,
a New York corporation

[signature pages continue]

BENIHANA INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

BENIHANA LAS COLINAS CORP.,
a Texas corporation
BENIHANA OF TEXAS, INC.,
a Texas corporation
BENIHANA WOODLANDS CORP.,
a Texas corporation
RA HOUSTON CORP.,
a Texas corporation
RA SUSHI CITY CENTER CORP.,
a Texas corporation
RA SUSHI PLANO CORP.,
a Texas corporation
BENIHANA MEADOWLANDS CORP.,
a Delaware corporation
RA SUSHI PEMBROKE PINES CORP.,
a Delaware corporation
BENIHANA COLUMBUS CORP.,
a Delaware corporation
BENIHANA CORAL SPRINGS CORP.,
a Delaware corporation
RA SUSHI CHINO HILLS CORP.,
a Delaware corporation
RA SUSHI LEAWOOD CORP.,
a Delaware corporation
RA SUSHI LEAWOOD CORP.,
a Kansas corporation
RA SUSHI ORLANDO CORP.,
a Delaware corporation
BENIHANA PLANO CORP.,
a Texas corporation
RA SUSHI PITTSBURGH CORP.,
a Delaware corporation
RA SUSHI ATLANTA MIDTOWN CORP.,
a Delaware corporation
BENIHANA WINTER PARK CORP.,
a Delaware corporation
RA SUSHI FORT WORTH CORP.,
a Texas corporation

By:	/s/ Juan C. Garcia
Name:	Juan C. Garcia
Title:	President

BENIHANA INC.
FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE AGENT
AND LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender and as Agent

	By:	/s/ John C. Costa
	Name:	John C. Costa
	Title:	Senior Vice President

Schedule 6.28

Owned Properties

Benihana Owned Locations

Name	Address
Alpharetta	2365 Mansell Road, Alpharetta, GA 30022
Anchorage	1100 West 8th Avenue, Anchorage, AK 99501
Dallas	7775 Banner Drive, Dallas, TX 75251
Farmington Hills	21150 Haggerty Road, Northville, MI 48167
Fort Lauderdale	276 E. Commercial Blvd., Fort Lauderdale, FL 33308
Lombard	747 E. Butterfield Road, Lombard, IL 60148
Maple Grove	11840 Fountains Way N., Maple Grove, MN 55369
Miami Beach	1665 NE 79th Street Causeway, North Bay Village, FL 33141
Minneapolis	850 Louisiana Avenue, South Golden Valley, MN 55426
Schaumburg	1200 E. Higgins Road, Schaumburg, IL 60173
Stuart	3602 SE Ocean Blvd., Stuart, FL 34996
Wheeling	150 N. Milwaukee Avenue, Wheeling, IL 60090
The Woodlands	1720 Lake Woodlands Drive, The Woodlands, TX 77380